SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2015

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

                                     (704) 731-1500

(Registrant’s telephone number, including area code)

                                     Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 1, 2015, EnPro Industries, Inc. (the “Company”) completed the acquisition of the Veyance North-American air spring business, which includes facilities in Fairlawn, Ohio and San Luis Potosi, Mexico, from subsidiaries of Continental AG pursuant to an Asset and Share Purchase Agreement dated as of June 22, 2015 (the “Purchase Agreement”) among the Company and certain of its subsidiaries and Veyance de Mexico, S. de R.L. de C.V., Veyance de Chihuahua, S. de R.L. de C.V., Veyance Technologies Canada, Inc. and Veyance Technologies, Inc. (collectively, the “Sellers”), which Purchase Agreement was joined by Continental AG solely for the purpose of guaranteeing certain of the Sellers’ indemnification obligations thereunder. Pursuant to the Purchase Agreement, the Company paid approximately $18.1 million in cash to the Sellers as consideration for the purchase of the acquired business, which amount is subject to a post-closing net working capital adjustment. The acquired business will become part of the Company’s Stemco division within its Sealing Products segment.

The Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated by reference herein. In reviewing the Purchase Agreement, please remember that it is included to provide information regarding its terms and is not intended to provide any other factual or disclosure information about the parties thereto. The Purchase Agreement contains representations and warranties, which have been made solely for the benefit of the parties to the Purchase Agreement and should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. Moreover, the representations and warranties as stated in the Purchase Agreement do not reflect exceptions thereto as may be set forth in separate disclosure schedules exchanged by the parties in connection with the Purchase Agreement. The representations and warranties were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement. Accordingly, the representations and warranties as set forth in the Purchase Agreement alone may not describe the actual state of affairs as of the date they were made or at any other time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit 2.1 –	Asset and Share Purchase Agreement dated as of June 22, 2015 among Veyance de Mexico, S. de R.L. de C.V., Veyance de Chihuahua, S. de R.L. de C.V., Veyance Technologies Canada, Inc. and Veyance Technologies, Inc. as the Sellers and EnPro Industries, Inc., Garlock of Canada Ltd., STEMCO Kaiser Incorporated, EnPro Luxembourg Holding Company SarL, and Stempro Mexico Acquisition Co., S de R.L. de C.V. as the Buyers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1	Asset and Share Purchase Agreement dated as of June 22, 2015 among Veyance de Mexico, S. de R.L. de C.V., Veyance de Chihuahua, S. de R.L. de C.V., Veyance Technologies Canada, Inc. and Veyance Technologies, Inc. as the Sellers and EnPro Industries, Inc., Garlock of Canada Ltd., STEMCO Kaiser Incorporated, EnPro Luxembourg Holding Company SarL, and Stempro Mexico Acquisition Co., S de R.L. de C.V. as the Buyers*

*	Does not include the disclosure schedules and exhibit documents identified and referenced therein. The Company agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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